EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), is made as of February 15, 2006, by and among LEONARD’S METAL, INC., a Missouri corporation, LMI FINISHING, INC., an Oklahoma corporation, TEMPCO ENGINEERING, INC., a Missouri corporation, VERSAFORM CORP., a California corporation, PRECISE MACHING PARTNERS, LLP, a Texas limited liability partnership, and LMI-TCA, Inc., a Delaware Corporation (collectively, the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender have entered into a Credit and Security Agreement dated as of November 29, 2004 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement, the Loan Documents and the Security Documents and the Lender is willing to so amend the Credit Agreement, the Loan Documents and the Security Documents pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.  Amendments to Credit Agreement, the Loan Documents and the Security Documents.

(a)  The Credit Agreement, the Loan Documents, and the Security Documents shall be amended as necessary to provide that LMI-TCA, Inc. is a “Borrower” or a “Debtor,” as applicable.

(b)  With respect to any grant of a security interest under the Credit Agreement or any Security Document, LMI-TCA, Inc. hereby pledges, grants and assigns to the Lender, a security interest in the collateral described in each such document, to the extent LMI-TCA, Inc. may at such time or thereafter have an interest in such collateral.

2.  Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. Section 1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

(a)  “Advance” means a Revolving Advance, an Overadvance, an Equipment Term Advance, or a Real Estate Term Advance.

(b)  “Availability” means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note (B) the L/C Amount and (C) the outstanding principal balance of the Overadvance Note.

(c)  “Borrowing Base” means at any time the lesser of:

(a) the Maximum Line; or

(b) subject to change from time to time in the Lender’s sole discretion, the sum of:

(i) 85% of Eligible Accounts, plus

(ii) during the Foreign Accounts Eligibility Period, the lesser of (A) 85% of Eligible Foreign Accounts or (B) $1,500,000; plus

(iii) the lesser of (A) 34% of Eligible Inventory that consists of raw material, or (B) $2,500,000; plus

(iv) the lesser of (A) 50% of Eligible Inventory that consists of works in progress, or (B) $6,000,000; plus

(v) the lesser of (A) 31% of Eligible Inventory that consists of finished goods, or (B) $6,000,000.

(d)  “Credit Facility” means the credit facility being made available to the Borrower by the Lender under Article II, as evidenced by the Revolving Note, Overadvance Note, the Equipment Term Loan Note and Real Estate Term Loan Note.

(e)  “Funding Date” means November 15, 2004.

(f)  “Maturity Date” means November 15, 2009.

(g)  “Maximum Line” means $23,250,000 unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount.

(h)  “Maximum Overadvance Line” means $3,000,000 as of the execution date of this Amendment, provided that such amount shall be reduced by $83,333.33 on the first day of each month thereafter.

(i)  “Overadvance Note” means the Borrower’s promissory note, payable to the order of the Lender in substantially the form of Exhibit I hereto and any note or notes issued in substitution therefor.

(j)  “Overadvance Line Availability” means the difference of (i) the Maximum Line and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the outstanding principal balance of the Overadvance Note.

(k)  “Overadvance Amount” means the aggregate amount of outstanding Overadvances.

3.  Margins. Section 2.12(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(b) Margins. The Margins through and including the first adjustment occurring as specified below shall be (i) four percent (4%) for the Equipment Term Advance if it is a Floating Rate Advance, (ii) four percent (4%) for the Real Estate Term Advance if it is a Floating Rate Advance, (iii) zero percent (0%) for Revolving Advances that are Floating Rate Advances, (iv) one-half of one percent (0.50%) for Overadvances, which Overadvances shall all be Floating Rate Advances, and (v) for LIBOR Rate Advances, a percentage equal to the difference between the Base Rate and the LIBOR Base Rate on the date of the LIBOR Rate Advance, which shall be determined by Lender, plus the Margin that would have been applicable to that type of Advance if it had been a Floating Rate Advance. By way of example only, if the Prime Rate was five percent (5%), the LIBOR Base Rate was three percent (3%) and the Margin for an Equipment Term Advance that was a Floating Rate Advance was (0.5), then the margin for an Equipment Term Advance that was a LIBOR Rate Advance would be two and one-half percent (2.5%).

Effective February 1, 2006 and upon Borrower’s payment to Lender of a $50,000 success fee, the Margin for the Equipment Term Advance shall be reduced to one-half of one percent (0.5%) or the equivalent LIBOR Rate, as determined by Lender in accordance with this section. Also effective January 1, 2006, the Margin for the Real Estate Term Advance shall be reduced to one-half of one percent (0.5%) or the equivalent LIBOR Rate, as determined by Lender in accordance with this section

If Borrower establishes a Net Income of greater than $1,950,000 for the period commencing January 1, 2006 and ending June 30, 2006 (which amount represents 50% of Borrower’s projected Net Income for the period commencing January 1, 2006 and ending June 30, 2006), then (i) the Margin for the Revolving Advances shall be reduced to a negative one-quarter of one percent (0.25%) or the equivalent LIBOR Rate, as determined by Lender in accordance with this section; (ii) the Margin for the Real Estate Term Advance shall be reduced to one-quarter of one percent (0.25%) or the equivalent LIBOR Rate, as determined by Lender in accordance with this section; and (iii) the Margin for the Equipment Term Advance interest rates will be reduced to one-quarter of one percent (0.25%) or the equivalent LIBOR Rate, as determined by Lender in accordance with this section. Such reductions in the Margins shall be effective on the first day of the first month after Lender’s receipt of Borrower’s June 30, 2006 periodic SEC Filing (Form 10Q) required under Section 6.1.

Except as otherwise specifically provided to the contrary, reductions and increases in the Margins and any payments to be made by Borrower to Lender in connection with such reductions or increases in the Margins shall be made on the first day of the first month after Lender’s receipt of Borrower’s audited financial statements and compliance certificate required under Section 6.1. Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or compliance certificates when required under Section 6.1, the Lender may, by notice to the Borrower, increase the Margins to the highest rates set forth above until such time as the Lender has received all such financial statements and compliance certificates, and (ii) no reduction in the Margins will be made if a Default Period exists at the time that such reduction would otherwise be made.

4.  Prepayment Fees. Section 2.13(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(f) Prepayment Fees. If the Credit Facility is prepaid for any reason, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three percent (3%) if prepayment occurs on or before the first anniversary of the Funding Date; (ii) two percent (2%) if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; (iii) one percent (1%) if prepayment occurs after the second anniversary of the Funding Date but on or before the third anniversary of the Funding Date; and (iv) zero percent (0%) if prepayment occurs after the third anniversary of the Funding Date.

5.  Waiver of Fees. Section 2.13(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(g) Waiver of Termination and Prepayment Fees. The Borrower will not be required to pay the termination and prepayment fees otherwise due under subsections (e) and (f) if such termination or prepayment is made because of refinancing by an affiliate of the Lender. In addition, the Borrower will not be required to pay the termination and prepayment fees otherwise due under subsections (e) and (f) upon payment in full of the Real Estate Term Loan.

6.  Mandatory Prepayment. Section 2.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

Section 2.16 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances and Overadvances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days’ prior written notice and (ii) pays the Lender termination, prepayment and Maximum Line reduction fees in accordance with Sections 2.13(e) and (f). Any reduction in the Maximum Line must be in an amount of not less than $1,000,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower’s expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

7.  Mandatory Prepayment. Section 2.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

Section 2.17 Mandatory Prepayment.

(a) Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess.

(b) Without notice or demand, if the sum of the outstanding principal balance of the Overadvances exceed the Maximum Overadvance Line, the Borrower shall immediately prepay the Overadvances to the extent necessary to eliminate such excess.

(c) Any payment received by the Lender under this Section 2.17 or under Section 2.16 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

8.  Overadvance Facility. New Sections 2.21 and 2.22 of the Credit Agreement are hereby inserted as follows:

Section 2.21 Overadvance Facility.

(a) The Lender agrees, on the terms and subject to the conditions set forth herein, to make advances to the Borrower from the execution date of this Amendment to March 1, 2009 (the “Overadvances”). The Lender shall have no obligation to make an Overadvance to the extent the amount of the requested Overadvance exceeds the lesser of:

(i) the Maximum Overadvance Line less the Overadvance Amount, or

(ii) the Overadvance Line Availability.

The Borrower’s obligation to pay the Overadvances shall be evidenced by the Overadvance Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.16 and reborrow.

Section 2.22 Payment of Overadvance Note. The entire unpaid principal balance of the Overadvance Note and all unpaid interest accrued thereon shall be due and payable in full on or before March 1, 2009.

9.  Excess Availability. Notwithstanding anything to the contrary in Section 6.1(c) of the Credit Agreement, so long as Borrower maintains an average excess Availability balance greater than $3,500,000 (based on the average excess Availability balance of the previous 30-days), Borrower shall provide semi-monthly collateral reporting to the Lender without the supporting detail referenced in Section 6.1(c) of the Credit Agreement.

10.  Capital Expenditures. Section 6.2(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(f)  Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $3,000,000 in the aggregate during any fiscal year, with no more than $2,400,000 paid from Borrower’s working capital. As of fiscal year end 2006 and thereafter, the Borrower will not incur or contract to incur Capital Expenditures of more than $5,000,000 in the aggregate during any fiscal year, with no more than $2,400,000 paid from Borrower’s working capital.

11.  Investments and Subsidiaries. Lender hereby waives the restrictions contained Section 6.6 of the Credit Agreement that would prohibit Borrower from acquiring certain assets of Technical Change Associates, Inc.,  a Utah corporation, by Guarantor LMI Aerospace, Inc. Lender hereby consents to the acquisition of the Acquired Corporation and the subsequent transfer of the assets of such Acquired Corporation to LMI-TCA, Inc., a Delaware corporation and a newly formed wholly owned subsidiary of LMI Aerospace, Inc. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

12.  Books and Records; Inspection and Examination. The last sentence of Section 6.10 of the Credit Agreement is deleted in its entirety and replaced with the following sentence:

The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours up to two (2) times per year, provided that such limitation on Lender’s right to examine and inspect said Collateral shall not apply during any Default Period.

13.  Secondary Offering. On January 19, 2006, Borrower filed a registration statement for a public offering with 2,900,000 shares of its common stock offered (the “Secondary Offering”). Subject to the receipt of new equity to be raised pursuant to the Second Offering, Borrower may use a portion of the new equity to reduce the outstanding amount of the Revolving Advances; however, such payment shall not be deemed a payment to reduce the Maximum Line. As long as such repayment does not reduce the Maximum Line, such repayment shall not be deemed a prepayment for purposes of calculating any applicable prepayment or termination fees.

14.  Repayment of Subordinate Debt. Lender hereby gives its approval to the Borrowers to repay the $1,000,000 Subordinated Note, subject to the completion of the Secondary Offering raising at least $10,000,000 in new equity for Borrower. Subject to Borrower’s receipt of new equity from the Secondary Offering of at least $10,000,000, payment of the Subordinate Note shall not constitute an Event of Default under Section 7.1(p) to the extent that such repayment does not exceed $1,000,000. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

15.  Participation. If (i) Lender determines for any reason and at any time that the total Credit Facility between Borrower and Lender exceeds the Lender’s internal lending limits, which determination shall be made at Lender’s sole discretion, (ii) Lender seeks to participate the Credit Facility with one or more other lenders, and (iii) the effect of such participation would be to reduce Lender’s position in the Credit Facility below Lender’s then existing position in the Credit Facility before such participation, then such reduction in Lender’s position in the Credit Facility as a result of such participation shall not be deemed a reduction for the purposes of calculating the termination fees and prepayment fees pursuant to Section 2.13(e) and Section 2.13(f) of the Credit Agreement. Nothing in this section shall be deemed a limitation of the Lender’s rights to seek participation with another lender or lenders under the Credit Agreement.

16.  No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

17.  Non-waiver. By entering into this Amendment, Lender is not waiving any Default or Event of Default that may exist at this time under the Credit Agreement, and Lender reserves all rights and remedies available to it.

18.  Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)  The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the guarantor.

(b)  A Certificate of the Borrower’s Secretary or manager certifying as to the resolutions of the Borrower’s managers and, if required, members, authorizing the execution, delivery and performance of this Amendment.

(c)  Such other matters as the Lender may require.

19.  Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)  The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)  The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)  All of the representations and warranties contained in Article VII of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

20.  References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents and the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

21.  Release. The Borrower and the guarantor, by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

22.  Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Loan Documents, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

23.  Miscellaneous.

(a)  This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

(b)  Mo.Rev.Stat. § 432.047 Required Statement. “Oral loan agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of debt including promises to extend or renew such debt are not enforceable regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

(c)  Incorporation by Reference. All of the terms of the other Loan Documents are incorporated in and made part of this Amendment by reference; provided, however, that to the extent of any inconsistency between this Amendment and such other Loan Documents, this Amendment shall prevail and govern.

[Remainder of Page Intentionally Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LEONARD’S METAL, INC. By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Its Secretary	LMI FINISHING, INC. By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Its Secretary
TEMPCO ENGINEERING, INC. By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Its Secretary	VERSAFORM CORP. By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Its Secretary
PRECISE MACHINE PARTNERS, LLP By: LMI Aerospace, Inc., Partner By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Its Secretary	LMI-TCA, INC. By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Its Secretary
WELLS FARGO BUSINESS CREDIT, INC. By: /s/ Gary P. Yakel Gary P. Yakel Its Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR
The undersigned, a guarantor of the indebtedness of LEONARD’S METAL, INC., a Missouri corporation, LMI FINISHING, INC., an Oklahoma corporation, TEMPCO ENGINEERING, INC., a Missouri corporation, VERSAFORM CORP., a California corporation, PRECISE MACHING PARTNERS, LLP, a Texas limited liability partnership, and LMI-TCA, INC. a Delaware Corporation (collectively, the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of November 29, 2004 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrowers’ present and future indebtedness to the Lender.

LMI AEROSPACE, INC., a Missouri Corporation

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of LEONARD’S METAL, INC., a Missouri corporation, LMI FINISHING, INC., an Oklahoma corporation, TEMPCO ENGINEERING, INC., a Missouri corporation, VERSAFORM CORP., a California corporation, PRECISE MACHING PARTNERS, LLP, a Texas limited liability partnership, and LMI-TCA, INC. a Delaware Corporation (collectively, the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of November 29, 2004 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrowers’ present and future indebtedness to the Lender.

PRECISE MACHINE COMPANY, a Missouri Corporation

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

Exhibit I to Credit and Security Agreement

OVERADVANCE NOTE

$3,000,000.00	Minneapolis, Minnesota February 15, 2006

For value received, the undersigned, LEONARD’S METAL, INC., a Missouri corporation (“Leonard’s Metal”), LMI FINISHING, INC., an Oklahoma corporation (“LMI Finishing”), TEMPCO ENGINEERING, INC., a Missouri corporation (“Tempco”), VERSAFORM CORP., a California corporation (“Versaform”), PRECISE MACHINE PARTNERS, LLP, a Texas limited liability partnership (“Precise Machine”), and LMI-TCA, INC. a Delaware Corporation (“TCA”), (Leonard’s Metal, LMI Finishing, Tempco, Versaform, Precise Machine, and TCA are hereinafter collectively referred to as the “Borrower”), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eighteen Million and 00/100 Dollars ($3,000,000.00) or, if less, the aggregate unpaid principal amount of all Overadvances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Overadvance Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

LEONARD’S METAL, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

LMI FINISHING, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

TEMPCO ENGINEERING, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

VERSAFORM CORP.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

PRECISE MACHINE PARTNERS, LLP

By: LMI Aerospace, Inc., Partner

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary

LMI-TCA, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Its Secretary